UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2021

FIRST NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington	001-36741	46-1259100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 8th Street, Port Angeles, Washington	98362
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (360) 457-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	FNWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sales of Equity Securities

On April 16, 2021, First Northwest Bancorp (the “Company”) issued 29,719 shares of the Company’s common stock under the terms of an Amended and Restated Joint Venture Agreement dated April 15, 2021 (the “Joint Venture Agreement”), with POM Peace of Mind, Inc., a Delaware corporation (“POM”), Quin Ventures, Inc., a Delaware corporation (“Quin”), and the Company’s wholly owned subsidiary First Federal Savings and Loan Association of Port Angeles (the “Bank”). The shares were issued to POM and had a value of approximately $500,000. The benefits received by the Company pursuant to the Joint Venture Agreement constituted the consideration for the issuance of the shares. The shares were issued in reliance on the exemption from registration provided in Rule 506 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended.

Under the Joint Venture Agreement, the Company and POM have established Quin to develop a digital financial wellness platform that will offer personal financial services to the general public. The Company has also committed to extend $15,000,000 to Quin under a capital financing agreement and related promissory note.

The parties also entered into a Marketing and Banking Services Agreement dated April 15, 2021, under which Quin will promote the services offered through the digital financial wellness platform and the Bank will provide banking services to the customers who utilize the platform. The Marketing and Banking Services Agreement sets forth the terms that govern the parties’ commercial and economic commitments and responsibilities, including the fees to be paid by the Bank to fund the costs of acquiring customers and the distribution of interchange fees.

The board of directors of Quin initially will have five positions, with two directors nominated by the Company, two directors nominated by POM, and one independent director position that will be filled in due course. The four directors elected on April 15, 2021, are Matthew Deines, the Company’s President and CEO, Christopher Riffle, the Company’s COO and General Counsel, and the CEO and COO of Quin.

Cautionary Note Regarding Forward-Looking Statements

This Report may include certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking statements presented in this Report are not a guarantee of future events and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this Report. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” or “continue” or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this Report include those identified in the Company’s most recent annual report on Form 10‑K and subsequent filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this Report, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except to the extent required by law.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

EXHIBIT INDEX

Exhibit             Description
104                   Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2021	FIRST NORTHWEST BANCORP
By: /s/ Matthew P. Deines
Matthew P. Deines
President and Chief Executive Officer